Exhibit 99.2

MuniMae Reports Results of Operations for 2003

Closes Year with 28th Consecutive Increase in Distributions

BALTIMORE (March 1, 2004) — Municipal Mortgage & Equity, LLC (NYSE:MMA), known as MuniMae, reported net income allocated to common shares of $72.5 million for the year ended December 31, 2003, compared to $28.8 million for the same period in 2002. Diluted earnings per share were $2.44 for the year, compared to $1.13 for the same period in 2002. The substantial changes in GAAP earnings resulted primarily from a $25.7 million transaction recorded as discontinued operations and a $21.2 million decrease in losses on derivative securities.

Cash Available for Distribution (“CAD”) to common shares, the primary measure of the Company’s distribution paying ability, increased 26% for the year ended December 31, 2003 compared to the same period in 2002. (The Company uses CAD as its primary measure of performance and believes it to be illustrative of its distribution-paying ability. CAD differs from net income because of variations between GAAP income and actual cash received. These variations are described in the note to the attached calculation of CAD statement.) CAD per common share for the year ended December 31, 2003 of $2.13 increased 6.5% compared to the same period in 2002. The Board of Directors raised the quarterly distribution to holders of our common shares to $0.4525, an increase of 2% over the same period in 2002. For the year, MuniMae paid distributions totaling $1.795 per common share compared to $1.755 per common share in 2002.

MuniMae Chairman and CEO Mark K. Joseph, commenting on the results, stated, “I am pleased to report that MuniMae has marked 2003 as another year of growth for the Company. Year-end CAD per share exceeded analyst consensus of $2.10, while our total production rose 16% over 2002. MuniMae has successfully progressed from $230 million in total assets since listing in 1996 to over $2 billion at year-end 2003, with an 18% average annual total return to shareholders over the same period.”

Summary Results — GAAP
The table below summarizes the Company’s results for the years ended December 31, 2003 and 2002:

	For the Year Ended December 31,
	2003	2002
Net Income to Common Shares ($ millions)	$72.5	$28.8
Per Share Results
Basic ($)	$2.47	$1.16
Diluted ($)	$2.44	$1.13

The attached unaudited condensed consolidated statements of income represent the GAAP results of operations of the Company for the three- and twelve-month periods ended December 31, 2003 and 2002.

Summary Results — CAD
For the fourth quarter of 2003, CAD to common shares was $19.0 million. The 2003 fourth quarter per share distribution to common shareholders of $0.4525 represents a payout ratio of 77.5%.

	Fourth Quarter
	2003	2002	Change
CAD to Common Shares ($ millions)	$19.0	$13.5	41%
CAD per Common Share ($)	$0.58	$0.53	9%

The attached calculation of CAD represents the Company’s cash available for distribution measure for the three- and twelve- month periods ended December 31, 2003 and 2002. A reconciliation of GAAP net income to CAD to common shares is attached.

Fourth Quarter Distribution
MuniMae’s fourth quarter distribution to common shareholders of $0.4525 annualizes to $1.81 per share. Based on the February 27, 2004 closing share price of $25.99, MuniMae common shares have an annualized yield to shareholders of 7.0%. Based on the assumption that the Company’s income is 75% — 80% exempt from Federal income tax, absent the impact of capital gains and assuming a 35% tax bracket, the taxable equivalent yield would be 9.8% — 10.0%. The over-all tax-exempt percentage for 2003 was 80% absent the impact of capital gains. Tax information for 2003 on Form K-1 was mailed to shareholders beginning in late February.

About Municipal Mortgage & Equity
 MuniMae and its subsidiaries originate, service and asset manage investments in multifamily debt and equity for its own account and on behalf of others. MuniMae conducts these operations through its subsidiary, MMA Financial, LLC. For the year ended December 31, 2003, assets under management totaled $8.3 billion secured by 2,144 properties containing 240,388 units in 48 states. For its proprietary accounts, MuniMae primarily holds tax-exempt multifamily housing bonds. This on-balance sheet portfolio of tax-exempt bonds is secured by 156 properties containing 36,556 units in 27 states. For a portion of these bonds, MuniMae participates in the performance of the underlying properties.

MuniMae is organized as a limited liability company. This structure allows MuniMae to combine the limited liability, governance and management characteristics of a corporation with the pass-through income features of a partnership. As a result, the tax-exempt income derived from certain investments remains tax-exempt when passed through to shareholders. Distributions to shareholders are normally declared quarterly and paid in February, May, August and November.

The calculation of Cash Available for Distribution is the basis for the determination of the Company’s quarterly distributions to common shares, is used by securities analysts, and is presented as a supplemental measure of the Company’s performance. The calculation is not approved by the Securities and Exchange Commission nor is it required by GAAP and should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. The Company believes that Cash Available for Distribution provides relevant information about its operations and is necessary, along with net income, for understanding its operating results. This press release contains statements, including those about prospective distributions and the tax-exempt nature of those distributions, that are forward looking in nature and reflect management’s current views with respect to future events and financial performance. These statements are subject to many uncertainties and risks and should not be considered guarantees of future performance. This press release does not constitute an offer to sell any securities of Municipal Mortgage & Equity, LLC.

Actual results may vary materially from projected results based on a number of factors, including the actual performance of the properties pledged as collateral for the portfolio, general conditions in the local real estate markets in which the properties are located and prevailing interest rates.

MUNIMAE: TAX-EXEMPT DISTRIBUTIONS AND GROWTH THROUGH REAL ESTATE

www.mmafin.com

Contacts
Investor Relations:
Angela Richardson, 888/788-3863

	For the three months ended		For the year ended
	December 31,		December 31,
	2003	2002	2003	2002
INCOME:
Interest income
Interest on bonds and residual interests in bond securitizations	$15,887	$13,953	$61,413	$59,923
Interest on loans	9,232	9,195	35,706	34,895
Interest on short-term investments	305	264	1,137	1,255

Total interest income	25,424	23,412	98,256	96,073

Fee income
Syndication fees	17,856	2,456	26,856	7,221
Origination fees	2,805	2,023	6,584	6,631
Loan servicing fees	1,710	1,711	7,173	6,823
Asset management and advisory fees	4,871	1,011	10,336	3,887
Guarantee fees	1,500	22	3,614	232
Other income	1,881	1,110	8,855	4,203

Total fee income	30,623	8,333	63,418	28,997

Net gain on sales	(726)	5,032	10,293	8,558

Total income	55,321	36,777	171,967	133,628

EXPENSES:
Interest expense (Note 1)	11,720	10,366	43,508	36,596
Interest expense on preferred shares (Note 1)	3,194	—	6,188	—
Salaries and benefits	15,034	6,475	41,736	22,678
General and administrative	5,149	1,841	12,162	7,020
Professional fees	1,217	1,472	4,188	4,960
Amortization of intangibles	2,859	329	6,525	1,314

Total expenses	39,173	20,483	114,307	72,568

Net holding gains (losses) on derivatives	2,400	(333)	6,322	(14,863)
Impairments and valuation allowances related to investments	(5,839)	(620)	(6,983)	(730)
Net income (losses) from equity investments in partnerships	788	(1,341)	(3,173)	(3,057)
Income tax benefit (expense)	(2,956)	(260)	138	(1,484)
Income allocable to preferred shareholders in a subsidiary company (Note 1)	—	(2,994)	(5,989)	(11,977)

Net income from continuing operations	10,541	10,746	47,975	28,949
Discontinued operations	—	—	25,748	—
Cummulative effect of accounting change on prior years	(1,228)	—	(1,228)	—

Net income	$9,313	$10,746	$72,495	$28,949

Net income allocated to:
Term growth shares	—	—	—	153

Common shares	$9,313	$10,746	$72,495	$28,796

EARNINGS PER COMMON SHARE:
Basic earnings per common share:
Net income from continuing operations	$0.33	$0.42	$1.63	$1.16
Discontinued operations	—	—	0.88	—
Cummulative effect of accounting change on prior years	(0.04)	—	(0.04)	—

Basic earnings per common share	$0.29	$0.42	$2.47	$1.16

Weighted average common shares outstanding	32,496,904	25,426,254	29,397,521	24,904,437
Diluted earnings per common share:
Net income from continuing operations	$0.32	$0.41	$1.61	$1.13
Discontinued operations	—	—	0.87	—
Cummulative effect of accounting change on prior years	(0.04)	—	(0.04)	—

Diluted earnings per common share	$0.28	$0.41	$2.44	$1.13

Weighted average common shares outstanding	32,894,390	25,917,641	29,766,032	25,473,815

Note 1:	As the result of adopting Financial Accounting Standards Board Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150"), as of July 1, 2003 the Company was required to reclassify its preferred shareholders’ equity of $160.5 million, recording the $168.0 million redemption obligation as a liability and the $7.5 million of preferred equity issue costs as an asset, to be amortized until the redemption dates, on the consolidated balance sheets. In addition, amounts previously classified as distributions paid to the preferred shareholders have been recorded as interest expense starting in the third quarter of 2003.

MUNICIPAL MORTGAGE & EQUITY, LLC
RECONCILIATION OF GAAP INCOME TO CASH AVAILABLE FOR DISTRIBUTION

(In thousands)

(Unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
INCOME:	2003	2002	2003	2002

Interest income
Interest on bonds and residual interests in bond securitizations	$15,887	$13,953	$61,413	$59,923
Interest on loans	9,232	9,195	35,706	34,895
Interest on short-term investments	305	264	1,137	1,255

Total interest income	25,424	23,412	98,256	96,073

Fee income
Syndication fees	17,856	2,456	26,856	7,221
Origination fees	2,805	2,023	6,584	6,631
Loan servicing fees	1,710	1,711	7,173	6,823
Asset management and advisory fees	4,871	1,011	10,336	3,887
Guarantee fees	1,500	22	3,614	232
Other income	1,881	1,110	8,855	4,203

Total fee income	30,623	8,333	63,418	28,997

Net gain on sales	(726)	5,032	10,293	8,558

Total income	55,321	36,777	171,967	133,628

EXPENSES:
Interest expense	11,720	10,366	43,508	36,596
Interest expense on preferred shares	3,194	—	6,188	—
Salaries and benefits	15,034	6,475	41,736	22,678
General and administrative	5,149	1,841	12,162	7,020
Professional fees	1,217	1,472	4,188	4,960
Amortization of intangibles	2,859	329	6,525	1,314

Total expenses	39,173	20,483	114,307	72,568

Net holding gains (losses) on derivatives	2,400	(333)	6,322	(14,863)
Impairments and valuation allowances related to investments	(5,839)	(620)	(6,983)	(730)
Net income (losses) from equity investments in partnerships	788	(1,341)	(3,173)	(3,057)
Income tax benefit (expense)	(2,956)	(260)	138	(1,484)
Income allocable to preferred shareholders in a subsidiary company	—	(2,994)	(5,989)	(11,977)

Net income from continuing operations	10,541	10,746	47,975	28,949
Discontinued operations	—	—	25,748	—
Cummulative effect of a change in accounting principle	(1,228)	—	(1,228)	—

Net income	$9,313	$10,746	$72,495	$28,949

Net income allocated to:
Term growth shares	—	—	—	153

Common shares	$9,313	$10,746	$72,495	$28,796
Conversion to Cash Available for Distribution:

(1) Mark to market adjustments	$(2,400)	$333	$(6,322)	14,863
(2) Equity investments	3,247	2,836	10,833	6,603
(3) Net gain on sales	(2,869)	(3,395)	(14,259)	(6,572)
(3) Amortization of capitalized mortgage servicing fees	385	329	1,541	1,314
(3) Amortization of asset management contracts	2,422	—	4,844	—
(4) Origination fees, syndication fees and other income, net	498	1,377	4,789	3,553
(5) Valuation allowances and other-than-temporary impairments	3,037	620	4,134	730
(6) Deferred tax expense	21	703	(989)	1,341
(7) Discontinued operations	—	—	(25,748)	—
(7) Interest income	—	—	10,793	—
(8) Fund income	4,139	—	510	—
(9) Change in accounting principle	1,228	—	1,228	—

Cash Available for Distribution (CAD)	$19,021	$13,549	$63,849	$50,628

Notes

(1) For GAAP reporting, the Company records the non-cash change in fair value of its investment in interest rate swaps and other derivative financial instruments through net income. These non-cash gains and losses are not included in the Company’s calculation of CAD.

(2) For GAAP reporting, the Company accounts for various investments in partnerships using the equity accounting method. As a result, the Company’s allocable share of the income or loss from the partnerships is reported in income (losses) from equity investments in partnerships. The income from these partnerships includes depreciation expense and changes in the fair value of investments in derivatives. For GAAP reporting, distributions are treated as a return of capital. For CAD reporting, the Company records the cash distributions it receives from the partnerships as other income.

(3) For GAAP reporting, the Company recognizes non-cash gains and losses and amortization of intangible assets, including (a) non-cash gains and losses associated with the sale of assets or capitalization of mortgage servicing rights; (b) amortization of mortgage servicing rights over the estimated life of the serviced loans; and (c) amortization of asset management contracts recorded in connection with a July 2003 acquisition. These non-cash items are not included in CAD.

(4) This adjustment reflects the net difference, for the relevant period, between fees reflected in income when received for CAD and the recognition of fees for GAAP. This line item reflects several types of income:

     (a) Origination fees and certain other income amounts, which are recognized as income when received for CAD purposes, but for GAAP reporting are amortized over the life of the associated investment.

     (b) Syndication fees, which are recognized as income when earned for CAD purposes, but for GAAP reporting a portion of the fee may be deferred until investors have paid in greater than 20% of their total capital contributions to the tax credit funds.

     (c) Guarantee fees, which are recognized as income when received for CAD purposes, but for GAAP reporting are recorded into income over the guarantee period.

     (d) Asset management fees, which are recognized as income when earned and collectible for CAD purposes, but for GAAP purposes are applied first to relieve accounts receivable recorded in conjunction with the July 2003 acquisition, and second as income consistent with the CAD revenue recognition.

(5) For GAAP reporting, the Company records valuation allowances and other-than-temporary impairments on its investments in loans, bonds and other bond-related investments. Such non-cash charges do not affect the cash flow generated from the operation of the underlying properties, distributions to shareholders, the tax-exempt status of the income or the financial obligation under the bonds. Therefore, these items are not included in the calculation of CAD.

(6) For GAAP reporting, the Company’s income tax expense contains both a current and a deferred component. Only the Company’s current income tax expense is reflected in CAD.

(7) For GAAP reporting, the Company recognized a gain upon the sale of a property. This gain was required to be classified as discontinued operations because the Company owned the property prior to the sale. For CAD reporting, the gain was significantly less due to recording a portion of the proceeds as interest income. In addition, the carrying value of the tax-exempt bond associated with the property was significantly more for CAD due to an impairment previously recognized for GAAP.

(8) For those of the Company's tax credit equity syndication funds in which the Company provides a guarantee or otherwise has continuing involvement in the underlying assets of the fund, GAAP accounting requires the Company to record the net income (loss) from the fund. This non-cash item is not reflected in CAD.

(9) As a result of the adoption of the Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), the company determined its residual interests in bond securitizations represented an equity interest in a variable interest entity (“VIE”) and the Company was the primary beneficiary of the VIE and therefore, needed to consolidate the securitization trusts. The cumulative effect of adopting FIN 46 was a decrease to net income of approximately $1.2 million as of December 31, 2003.

MUNICIPAL MORTGAGE & EQUITY, LLC
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(In thousands, except share and per share data)

	For the three months ended		For the twelve months ended

	December 31,		December 31,
	2003	2002	2003	2002
SOURCES OF CASH:
Interest on bonds, residual interests in bond securitizations and loans	$24,708	$22,596	$105,779	$92,267
Interest on short-term investments	243	264	1,044	1,255
Syndication fees	18,004	2,456	27,828	7,221
Origination fees	4,047	3,007	9,805	9,726
Loan servicing fees	1,705	1,711	7,157	6,823
Asset management and advisory fees	6,267	1,011	12,318	3,887
Distributions from equity investments in partnerships	2,123	1,535	7,616	3,585
Other income	2,407	1,609	11,103	5,071
Net gain (loss) on sales	878	1,637	(3,965)	1,986

TOTAL SOURCES OF CASH	60,382	35,826	178,685	131,821

EXPENSES:
Interest expense	11,432	9,899	41,293	34,223
Interest expense — preferred shares (Note 1)	3,195	—	6,189	—
Salaries and benefits	15,034	6,475	41,736	22,678
Professional fees	1,217	1,472	4,188	4,960
General and administrative	4,746	1,880	11,741	7,059
Loss on loans and investments	2,802	—	2,849	—
Income tax expense (benefit)	2,935	(443)	851	143

TOTAL EXPENSES	41,361	19,283	108,847	69,063

CASH AVAILABLE FOR DISTRIBUTION	19,021	16,543	69,838	62,758

LESS:
Cash allocable to preferred shareholders and term growth shares, including preferred shareholders in a subsidiary company (Note 1)	—	2,994	5,989	12,130

CASH AVAILABLE FOR DISTRIBUTION TO COMMON SHARES	$19,021	$13,549	$63,849	$50,628

CAD PER COMMON SHARE	$0.58	$0.53	$2.13	$2.00

CALCULATION OF CASH DISTRIBUTION:
CASH AVAILABLE FOR DISTRIBUTION TO COMMON SHARES	$19,021	$13,549	$63,849	$50,628

ACTUAL AMOUNT PAID	$14,741	$11,304	$55,124	$44,498

PAYOUT RATIO	77.5%	83.4%	86.3%	87.9%

COMMON SHARES OUTSTANDING	32,576,380	25,546,010

CASH DISTRIBUTION PER COMMON SHARE	$0.4525	$0.4425	$1.7950	$1.7550

Note 1: As the result of adopting Financial Accounting Standards Board Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”), as of July 1, 2003 the Company was required to reclassify its preferred shareholders’ equity of $160.5 million, recording the $168.0 million redemption obligation as a liability and the $7.5 million of preferred equity issue costs as an asset, to be amortized until the redemption dates, on the consolidated balance sheets. In addition, amounts previously classified as distributions paid to the preferred shareholders have been recorded as interest expense starting in the third quarter of 2003.

     The primary differences between Net Income as calculated under generally accepted accounting principles (“GAAP”) and Cash Available For Distribution (“CAD”) result from the timing of income and expense recognition and non-cash events. These differences between CAD and GAAP income include the treatment of certain fees, which for CAD purposes are recognized when received but for GAAP purposes are amortized into income over the relevant period. In addition, there are differences related to non-cash gains and losses associated with bond valuations and sales, non-cash gains and losses associated with changes in market value of derivative financial instruments, amortization of goodwill and intangibles and capitalization of mortgage servicing rights, which are not included in the calculation of CAD.

     The common shares outstanding reported for Cash Available for Distribution are the actual shares outstanding at the end of the quarter. For GAAP, the weighted average shares outstanding during the period are reported for the basic net income per share calculation. The weighted average shares outstanding for diluted net income per share include the potential dilutive effect from the exercise of options, vesting of restricted shares, conversion of the preferred shares and provision for shares awarded under the Midland acquisition earn out provision.

MUNICIPAL MORTGAGE & EQUITY, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)
(Unaudited)

	December 31,	December 31,
	2003	2002
ASSETS:
Investment in tax-exempt bonds and residual interests in bond securitizations	$1,043,973	$781,384
Loans receivable, net	497,884	418,696
Loans receivable held for sale	54,492	42,752
Investments in partnerships	282,492	99,966
Investment in derivative financial instruments	2,563	18,762
Cash, cash equivalents and interest receivable	67,669	59,902
Other assets	165,882	97,919
Goodwill and other intangible assets	134,664	33,537

TOTAL	$2,249,619	$1,552,918

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Notes payable	$646,096	$450,924
Short-term debt	371,881	219,945
Long-term debt	190,090	147,357
Preferred shares subject to mandatory redemption (Note 1)	168,000	—
Tax credit syndication guarantee liability	151,326	—
Residual interests in bond securitizations	—	1,447
Investment in derivative financial instruments	15,287	49,359
Other liabilities	65,104	36,357
Preferred shareholders’ equity in a subsidiary company (Note 1)	—	160,465
Shareholders’ equity	641,835	487,064

TOTAL	$2,249,619	$1,552,918

Note 1:	As the result of adopting Financial Accounting Standards Board Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150"), as of July 1, 2003 the Company was required to reclassify its preferred shareholders’ equity of $160.5 million, recording the $168.0 million redemption obligation as a liability and the $7.5 million of preferred equity issue costs as an asset, to be amortized until the redemption dates, on the consolidated balance sheets. In addition, amounts previously classified as distributions paid to the preferred shareholders have been recorded as interest expense starting in the third quarter of 2003.